CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ZEBRA® PARTNERCONNECT PROGRAM

AMENDMENT TO PARTNEREMPOWER™ DISTRIBUTION AGREEMENT

THIS AMENDMENT ("Amendment ") is made on this 7th day of April, 2016 between:
Symbol Technologies, LLC. (formerly known as Symbol Technologies, Inc.), a corporation formed under Delaware law with an office at One Zebra Plaza Holtsville, NY 11742 ("Symbol”); and
Zebra Technologies do Brasil – Comércio de Produtos de Informática Ltda., a company incorporated and organized under the laws of Brazil, with offices at Av. Magalhães de Castro, 4800, sala 72-A, Cidade Jardim, CEP 05676-120, São Paulo, SP (“Zebra Brazil”)
(collectively “Zebra” or “Zebra Technologies”)
And
ScanSource, Inc., a company incorporated in South Carolina, with its registered office at 6 Logue Court, Greenville, South Carolina 29615 (“ScanSource").
ScanSource Latin America, Inc. a ScanSource Affiliate incorporated in Florida, whose registered business address is 1935 NW 87 Avenue, Miami, Florida 33172 (“ScanSource Latin America”)
CDC Brazil Distribuidora de Technologias Especiais Ltda., a ScanSource Affiliate incorporated and organized under the laws of Brazil, with offices in the City of São José dos Pinhais, State of Paraná, at Avenida Rui Barbosa, 2529, Módulos 11 and 12, Bairro Jardim Ipê, CEP: 83055-320, enrolled with the Taxpayer Register (CNPJ/MF) under No. 05.607.657/0001-35 (“ScanSource Brazil”)

SCANSOURCE DE MEXICO S. DE R.L. DE C.V., a ScanSource Affiliate incorporated in Mexico, whose registered business address is Calle 4 No. 298, Colonia Franccionamiento Industrial Alce Blanco, Naucalpan de Juarez, Estado de México 53370 (“ScanSource Mexico”)

(Collectively “Distributor”)

Zebra Technologies and the Distributor are referred to collectively as “Parties” and individually as a “Party”.

WHEREAS:

(A)
Symbol and ScanSource have entered on February 12, 2014 into a distribution agreement (as amended) which relates to Zebra Technologies Enterprise Visibility and Mobility (“EVM”) products and services, and which as acknowledged by the Parties by entering into this Amendment, is in full force and effect and valid as when this Amendment is executed (the "Distribution Agreement");

(B)	Motorola Solutions Ltda. was a party to Schedule 4A (Participation Agreement) of the Distribution Agreement, which covers the sale of Products and Services in Brazil (the “Participation Agreement”);

(C)
The Participation Agreement was assigned from Motorola Solutions Ltda. to Zebra Brazil with an effective date of October 27, 2014 following the acquisition of Motorola Solutions’ Enterprise business by a Zebra Technologies Affiliate;

(D)
Following the integration of Zebra’s existing channel programs, the PartnerEmpower™ channel program is being discontinued and replaced by a new integrated channel program Zebra® PartnerConnect, which Zebra is going to launch on April 11, 2016 or at a later date to be solely determined and publicly announced by Zebra as the Program go-live date (the “Effective Date”);

(E)	Distributor desires to be transitioned to the Program (as defined in section 1.1 below) with effect from the Effective Date, and Zebra has agreed to include Distributor in the Program.

(F)
The Parties wish to adapt the terms of the Distribution Agreement to create a suitable contractual framework within which to continue trading under the Program as related to Zebra EVM products and services only.

(G) Zebra Technologies Asset Identification and Tracking (“AIT”) products and services, shall not be within the scope of the Distribution Agreement and this Amendment.
THEREFORE, in consideration of the mutual covenants and promises, and subject to the terms and conditions of the Distribution Agreement and this Amendment, Distributor and Zebra have agreed with the following amendments to the Distribution Agreement, which is renamed to PartnerConnect EVM Distribution Agreement (and herein the “Agreement”) as of the Effective Date.

1.1	Definitions.

“Program” when used in the Agreement, shall mean the Zebra® PartnerConnect program including without limitation its requirements, benefits, terms and criteria, as amended from time to time by Zebra Technologies. Any reference to the PartnerEmpower™ program is deemed to be changed to the Zebra PartnerConnect program. All “Motorola Solutions” references in the Agreement (including its Schedules and amendments) will be replaced with “Zebra” and all “Motorola Solutions, Ltda.” references in the Agreement (including its Schedules and amendments) will be replaced with “Zebra Brazil”.

‘‘Web Site(s)’’ or “Site” when used in the Agreement, shall mean the Zebra business-to-business e-commerce web sites and other web portals including without limitations www.zebra.com, www.zebra.com/partnerconnect-tc or any equivalent website thereof. The www.motorolasolutions.com/partnerempoweradditionaltermsandconditions website and any documents posted thereon will not be valid for transactions conducted under the Agreement following the Effective Date.

1.2
Warranty. In Section 13 (“Warranty”) the reference to the Standard Warranty Statement posted at: www.motorolasolutions.com/partnerempoweradditionaltermsandconditions (the “Site”), will be replaced with the new Zebra Consolidated Global Limited warranty posted at www.zebra.com/partnerconnect-tc or any equivalent website thereof.

1.3
End User License Agreement. Since Zebra Technologies has revised its End User Software License Agreements, any reference to Motorola Solutions’ End-User Software License Agreement is replaced with the reference to the End User License Agreements posted at www.zebra.com/partnerconnect-tc or any equivalent website thereof.

1.4
Purchase and Sale of Services. The “Motorola Services Contract” governing the purchase and sale of services by Distributor shall be referred to as the “Zebra Services Contract” and will consist of the documents posted at www.zebra.com/partnerconnect-tc (or any equivalent website thereof) under Sale of Services (break/fix services and Other services/Professional Services Terms)

1.5	Trademarks. The provision entitled MOTOROLA SOLUTIONS TRADEMARKS AND SERVICE MARKS will be deleted in its entirety and replaced with the following:

1.5.1     Distributor acknowledges that ZEBRA, the stylized ZEBRA head, the Products and Services names, and the Zebra channel partner identifiers (collectively, the “Trademarks”) are trademarks or registered trademarks of Zebra and/or its Affiliates. As long as Distributor complies with the Program and this Agreement, Zebra and/or its Affiliates hereby authorizes and grants to Distributor a non-exclusive, non-transferrable, non-assignable, revocable license to use and display the Trademarks in promotional and advertising materials used by Distributor solely to promote the sale of Products and Services in the Territory. Distributor may only use those Trademarks that identify the Products and Services Distributor is authorized to sell.
1.5.2     Distributor shall comply with all guidelines regarding the use of the Trademarks published by Zebra on Zebra’s website, or made available to Distributor upon written request. Zebra may revise such guidelines from time to time in its sole and absolute discretion by posting on the Program website. From time to time, Zebra may reasonably request, and Distributor shall provide, copies of materials bearing Trademarks for purposes of verifying their quality and compliance with Zebra’s guidelines and the terms of this provision.
1.5.3     Distributor acknowledges and agrees that it has no right, title or interest in or to any of the Trademarks, and understands, accepts and agrees that its usage of the Trademarks, including all goodwill and any additional value created by such usage of the Trademarks, shall inure solely to the benefit of Zebra and/or its Affiliates.  Without limiting the foregoing, Distributor hereby assigns to Zebra and/or its Affiliates all right, title and interest in the Trademarks, together with the goodwill attaching thereto, which may inure to Distributor in connection with the Program and this Agreement or from Distributor’s use of the Trademarks hereunder. Nothing in this Agreement shall be construed as granting to Distributor any right, title or interest in or to the Trademarks other than the rights expressly granted hereby to use and display the Trademarks.
1.5.4     Distributor shall not (i) remove, alter or modify the Trademarks, or other trademarks, proprietary notices, labels, or other identifying marks placed by, or on behalf of, Zebra and/or its Affiliates on the Products or associated packaging, manuals or other associated materials; (ii) add its brand name, trademark or any other mark, label or proprietary notice to any Product without Zebra’s express written authorization; (iii) use or incorporate any of the Trademarks or similar names or marks, or names or marks likely to cause confusion, or any limitation or variant of the foregoing, as part of any product or service name, any trade name under which Distributor conducts business, or any business name, or any domain name; (iv) create sub-brands under any of the Trademarks, or otherwise combine any of the Trademarks with any other text, trademark, trade name, domain name or other designation or origin; (v) attempt to register or cooperate in any effort by any third party to register anywhere in the world in connection with any products or services any Trademarks or any trademarks, service marks, domain names or trade names containing the Trademarks or that are similar to the Trademarks or likely to cause confusion with the Trademark; (vi) challenge or participate in any challenge of Zebra’s and/or its Affiliates’ rights in the Trademarks or the registration thereof; or (vii) do anything else inconsistent with Zebra’s and/or its Affiliates’ ownership of the Trademarks.

1.5.5     Distributor shall: (i) immediately discontinue any advertising, practice or use deemed by Zebra to have misleading, deceptive or detrimental effect; (ii) convey to Zebra and/or its Affiliates any domain names which Distributor owns or controls that incorporate any of the Trademarks; and (iii) provide any assistance and cooperation as may be reasonably requested by Zebra and/or its Affiliates, including without limitation, execution of documents to protect Zebra’s and/or its Affiliates’ trademark rights.

1.5.6     Distributor hereby authorizes and grants to Zebra and/or its Affiliates a non-exclusive, revocable license to use and display Distributor’s trade names, trademarks and logos in presentations and on the Website for the sole purpose of identifying Zebra’s relationship with Distributor.

1.5.7.     Distributor’s rights to use any Trademark under this Section shall cease upon termination of Distributor’s participation in the Program or as Zebra otherwise notifies Distributor. Since unauthorized use of intellectual property would greatly diminish the value of this property and cause Zebra and/or its Affiliates irreparable harm, Distributor acknowledges that Zebra and/or its Affiliates will be entitled – in addition to any other remedies they may have – to seek equitable relief to protect their respective intellectual property rights, including, without limitation, temporary and permanent injunctive relief without proof of damage.

1.6    Distributor Upfront Discounts Off List Price and Payment Terms.

1.6.1 Distributor’s Upfront discounts off list price will no longer be contained in Annex 2 to Schedule 2 and in Annex 1 to Schedule 4A of the Agreement and these Annexes are hereby deleted in their entirety. [*****]
    1.6.2 Payment Terms for Latin America
Notwithstanding anything to the contrary contained in the Agreement and the Participation Agreement of even date hereof between the parties to this Amendment and SCANSOURCE DE MEXICO S. DE R.L. DE C.V., unless otherwise agreed to in writing by Zebra, all payments (including for services) are strictly net and shall be due in full, in a Zebra bank account on or before: [*****]

1.7
Term and Termination. This Amendment may be terminated at any time by either Party in accordance with the termination provisions contained in the Agreement. The Amendment shall not have an Initial Period.

1.8	Governing Law and Dispute Resolutions. The terms of the Governing Law and Dispute Resolution provisions of the Agreement will apply to this Amendment.

1.9	Flow Down Provisions. The Flow Down Requirements posted on Distributor website in accordance with Section 6 of the Agreement will be replaced with the requirements included in Attachment 1 to this Amendment.

2.0
Notices. The paragraphs included in section 8.1 of the Participation Agreement to indicate Zebra Brazil’s addresses to receive notices under the Participation Agreement are hereby replaced with the following paragraphs:

If to Zebra Technologies:

Zebra Technologies International, LLC
3 Overlook Point, Lincolnshire, Illinois 60069
Attention: Vice President, NA Channel Sales
Telephone: (847) 793-2765
Facsimile: (847) 353 2966

With a copy to:

Zebra Technologies Corporation
3 Overlook Point, Lincolnshire Illinois 60069
Attention: Law Department

If to Zebra Brazil:

Zebra Technologies do Brasil – Comércio de Produtos de Informática Ltda
Attention: Departamento Legal
Av. Magalhães de Castro, 4800, sala 72-A
Cidade Jardim, São Paulo, SP
CEP 05676-120

With copy to:
Zebra Technologies do Brasil – Comércio de Produtos de Informática Ltda
Attention: Legal Department
3100 SW 145th Avenue Suite 340
Miramar, FL 33027
United States

2.1 General.

2.1.1 Except as specifically stated in the Amendment, the terms of the Agreement are in all other aspects ratified, confirmed, and shall continue in full force and effect under the new agreement name ‘PartnerConnect EVM Distribution Agreement’.

2.1.2 The definitions used herein shall have the meaning assign thereto in the Agreement, unless otherwise expressly stated herein.
2.1.3 In the event that there is a conflict in the interpretation of any provision in the Agreement with anything in this Amendment, the terms of this Amendment shall prevail.

2.2
Signature Counterparts. This Amendment and any further amendments or addenda to the Agreement, may be executed in two or more of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile copy or computer image, such as a PDF or tiff image, of a signature shall be treated as and shall have the same effect as an original signature.  In addition, a true and correct facsimile copy or computer image of this Amendment and any further amendment or addenda to the Agreement shall be treated as and shall have the same effect as an original signed copy of such document.

2.3	The Named End-User Accounts Excluded from Distributor in Latin America and the Caribbean
As listed in Section 4 of Schedule 1 of the Agreement are hereby removed entirely. Effective on the Effective Date, Distributor will no longer have the obligation of refraining from selling Products to resellers attempting to resell them to the end users listed in such section.

2.4
PartnerConnect Channel Program Changes. Nothing contained in Zebra’s PartnerConnect Channel Program shall modify, without Distributor’s prior written consent, the following terms of the Agreement as may have been amended in relevant part: Section 8 – Terms and Conditions of Sale.

IN WITNESS HEREOF, the parties have executed this Amendment under hand on the date first above written.
SYMBOL TECHNOLOGIES, LLC.      SCANSOURCE, INC.

By:      /s/ Thomas E. Sheahen        By:     /s/ Buck Baker
Name:     Thomas E. Sheahen        Name:     Buck Baker
Title:     VP NA Channel Sales        Title:     WW President, Barcode/Security
Date:     4/25/16        Date:     7 Apr. 2016

ZEBRA TECHNOLOGIES DO BRASIL	CDC BRASIL DISTRIBUIDORA DE

– COMÉRCIO DE PRODUTOS DE	TECNOLOGIAS ESPECIAIS LTDA.
INFORMÁTICA LTDA.

By:      /s/ [illegible]        By:     /s/ Gerald Lyons
Name:     [illegible]        Name:     Gerald Lyons
Title:     Director        Title:     Board of Advisors
Date:     12/4/15        Date:     12/4/16
SCANSOURCE LATIN AMERICA, INC SCANSOURCE DE MEXICO S. DE R.L. DE C.V.

By:      /s/ Gerald Lyons        By:      /s/ Gerald Lyons
Name:     Gerald Lyons        Name:     Gerald Lyons
Title:     Director        Title:     Board of Managers
Date:     12/4/16        Date:     12/4/16

ATTACHMENT 1 – FLOW DOWN REQUIREMENTS
(TO BE POSTED ON DISTRIBUTOR WEBSITE PER SECTION 6 OF THE AGREEMENT)
ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL SALES OF ZEBRA TECHNOLOGIES CORPORATION OR ANY OF ITS SUBSIDIAIRWES’ PRODUCTS AND SERVICES
Below are the Zebra Technologies Corporation and its subsidiaries’ (“Zebra”) standard terms and conditions (“T&Cs”) which are required to be flowed-down by ScanSource, Inc. and its affiliates (“SCSC”) to resellers (“Resellers or “you”) who buy Zebra products and services that are part of Zebra’s Enterprise Visibility and Mobility ( “EVM”) business (“Products”) from SCSC for further resale ( directly or indirectly) to end user customers purchasing the Products for their own use and not for resale (“End Users”). You shall ensure the T&Cs are part of your (or of any authorized reseller to whom you sell for further resale to End Users) binding contracts with End Users covering the supply of Products.
1. Warranty (Hyperlink)

•	Warranty Flow-Down Requirements and Zebra Standard Product Warranty
2. Services Terms and Conditions (Hyperlink)

•	Zebra Sell-Through Terms and Conditions including Break/Fix and Professional Services Terms
3. Zebra Software Redistribution Provisions (Hyperlink)

•	Software Redistribution Requirements

•	Zebra End User Software License Agreements (EULAs)
4. Sales where the End User is a US Federal Government Entity (Hyperlink)
1. WARRANTIES
WARRANTY FLOW-DOWN REQUIREMENTS AND ZEBRA STANDARD PRODUCT WARRANTY
1.1    Each Product warranty is extended by Zebra to the customer of such Product who acquires the Product for its own use and not for resale (“End User”) and not to any reseller of the Product. Any such warranty is not assignable or transferable from the original End User to any later purchaser. You will provide the original End User with the appropriate product warranty and, if applicable, a software license and software warranty before the sale of the Products.
1.2    Products are warranted against defects in workmanship and material under the terms and for a period as defined by the Product specification data sheet furnished with each Product at shipment, and in the absence of such data sheet in accordance with the then current Zebra Consolidated Global Limited Warranty posted on www.zebra.com/partnerconnect-tc, (or any equivalent website thereof) for the applicable Product(s), provided the Product remains unmodified and is operated under normal and proper conditions. The current version of the Zebra Consolidated Global Limited Warranty is provided herein.

1.3    You may not issue any warranties, guarantees, or licenses that purport to obligate Zebra to any person or entity other than the applicable warranties or license specified herein and furnished for the Products by Zebra. To the extent that you make any warranty or representation to your customers or any other third party in respect of the Products which is not consistent with Zebra’s warranty, including without limitation the warranty duration, it is understood that such representation or warranty shall be made solely for your account and shall not bind Zebra. You shall indemnify and hold Zebra harmless from and against any claims, liabilities and expenses (including, but not limited to, attorney’s fees) asserted against, or incurred by, Zebra resulting from the making by you of any such representation or warranty and/or any other express or implied warranty you make.
1.4    THE ZEBRA CONSOLIDATED GLOBAL WARRANTY ATTACHED HEREIN IS THE ONLY WARRANTY PROVIDED BY ZEBRA, AND ZEBRA AND ITS LICENSORS EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. ZEBRA DOES NOT WARRANT THAT THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE PRODUCTS WILL BE CORRECTED. NO ORAL OR WRITTEN REPRESENTATIONS MADE BY ZEBRA OR AN AGENT THEREOF SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. ZEBRA DOES NOT WARRANT ANY PRODUCTS THAT HAVE BEEN OPERATED IN EXCESS OF SPECIFICATIONS, DAMAGED, MISUSED, NEGLECTED, OR IMPROPERLY INSTALLED.
IN NO EVENT SHALL ZEBRA OR ANY OF THE LICENSORS, DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES OF THE FOREGOING BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR SIMILAR DAMAGES WHATSOEVER, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE, WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCTS OR ACCOMPANYING WRITTEN MATERIALS, REGARDLESS OF THE BASIS OF THE CLAIM AND EVEN IF ZEBRA OR A ZEBRA REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THIS LIMITATION WILL NOT APPLY IN CASE OF PERSONAL INJURY ONLY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY.
2. SERVICES TERMS AND CONDITIONS
ZEBRA ‘SELL-THROUGH’ TERMS AND CONDITIONS INCLUDING BREAK/FIX AND PROFESSIONAL SERVICES TERMS
2.1. Terms:
For purposes hereof the following terms will have the meaning assigned thereto herein:
“Break/Fix Services” means services that:
i.    Are performed or delivered on a device that has failed or been damaged to restore it to the defined specifications, either at a Zebra authorized repair center or at the End User location.
ii.    Provide preventive maintenance on a device before component or other failure, and/or
iii.    Provide full access to technical support resources and the right to use and copy entitled software releases, if any, for the products covered by a service agreement or warranty. Examples include, without limitation: Service from the Start, Service Center Bronze, Advance Exchange, Software Support, Flat Rate Repair and Time & Material (as described in the applicable SDDs).

“Indirect Model” shall mean when you procure the Sell Through Services from Authorized Distributor(s) for further resale to End Users, only on the Zebra Services Contract terms.
“Other Services” means any Services other than Break/Fix Services.
“Sell Through Services” shall mean the provision of Services by Zebra (or its outsourced resources) to End Users.
“Services” shall mean the services delivered by Zebra or its designee.

“Subcontracted Services” shall mean when you are subcontracting Zebra to perform the Services while maintaining the sole point of contact with the End Users.
“Zebra Services Contract” means:

a.
Those Zebra’s terms and conditions posted at www.zebra.com/partnerconnect-tc, or any equivalnet website thereof, under the title Break/Fix Services, and when Other Services are purchased under the title Professional Services Terms ( the urrent versions provided herein) ; and

b.    Zebra’s standard service description documents (“SDDs”) which define the scope of the Sell Through Services and the Subcontracted Services. Zebra may at its option amend the terms posted on this website and the SDDs at any time without notice.

2.2.    Sell Through Services
2.2.1    Your agreement with SCSC establishes the terms under which you may procure Services from SCSC for further resale to End Users.

2.2.2	(a) You agree that you will procure and offer the Sell Through Services only on the basis of the Indirect Model.

(b) You acknowledge and agree that:

(i)	the Zebra Services Contract shall be the operative contract between you and End Users for the procurement and the supply (as applicable) of the Sell Through Services;

(ii)
any agreement(s) it enters into with End User(s) for the provision of Sell Through Services will be on the basis of the Zebra Services Contract and Zebra will be an intended third party beneficiary to such agreement(s); and

in any order acknowledgment issued by you to indicate its acceptance of an End User’s purchase order for Sell Through Services, you will state: “All purchases of these services are subject to Zebra terms and conditions posted at www.zebra.com/partnerconnect-tc, or any equivalent website thereof, or attached.”
(c)    In the event you do not comply with the terms of sub section 2.2.2(b) above, and a claim is asserted or brought by an End User against Zebra which arises out of or is in any way connected to:

(i)	End User’s assertion that the Zebra Services Contract does not regulate the supply of the Sell Through Services from Zebra to End User; or

(ii)
End User’s exertion of its contractual rights against Zebra where End User has not entered into the Zebra Services Contract with you and instead is relying upon different contractual terms (the “Services Claim”), you agree to defend Zebra in the Services Claim (at Zebra’s request) and to indemnify and hold Zebra harmless from and against: any costs, settlement, service credits or similar losses due and/or payable as a result of the Services Claim; and/or any judgment awarding damages or other remedy against Zebra in the Services Claim.

2.2.3	Subcontracted Services. You agree that in the event Zebra provides Subcontracted Services the terms of the Zebra Services Contract will apply.
3. ZEBRA SOFTWARE REDISTRIBUTION PROVISIONS
SOFTWARE REDISTRIBUTION REQUIREMENTS INCLUDING END USER LICENSE AGREEMENTS (EULAs).
3.1.     Zebra Software.
3.1.1.    The Products contain embedded, pre-loaded, or installed Software. “Software” means: (i) Zebra proprietary software in object code format, and adaptations, translations, decompilations, disassemblies, emulations, or derivative works of such software;

and (ii) any corrections, fixes, modifications, enhancements, new versions and new releases of the software provided by Zebra; “Documentation” means product and software documentation that specifies technical and performance features and capabilities, together with all materials, knowledge and source code related thereto and the user, operation and training manuals for the Software (including all physical or electronic media upon which such information is provided or derivative works of the foregoing).
3.1 .2    You acknowledge and agree that the Software and Documentation constitute valuable trade secrets and the confidential and proprietary property of Zebra. You shall not disclose to any third party (including End Users), or permit access to any third party to the Software or the Documentation, or to any portion thereof, except to the extent such access is permitted under an applicable valid, enforceable and written End User License Agreement as specified in Section 3.1.3 below (“EULA”) and either entitlement under a valid Zebra warranty or a Zebra support agreement. When you are advised that a specific software license, a specific warranty or a specific support terms apply, you will follow the procedures in connection with the distribution and/or licensing of the applicable Products and will obtain End User agreement to the applicable Zebra software license and support agreement(s) prior to delivery thereof to such End User. You shall not, nor will you permit a third party to, reverse engineer, translate, decompile, disassemble, decode or use any Software or Documentation except as may be permitted under the above agreements or as permitted under applicable law. Title to all Software and Documentation and all rights in patents, copyrights, trade secrets, and other intellectual property rights therein, are and shall remain vested in, Zebra, its licensors and suppliers. There is no grant to any rights in source code. You shall not: (i) modify, merge, or incorporate any form or portion of the Software or the Documentation with other program material or create a derivative work therefrom; or (ii) keep any copies of Software or Documentation after they have been provided to the End User. You agree to maintain Zebra’s copyright notice on the Software and Documentation, and to include the same on any authorized copies you make, in whole or in part. Should any government customer indicate to you, formally or informally, that said customer believes it has greater rights in Software or Documentation than Zebra grants under an applicable EULA, you will notify Zebra immediately. Except as provided herein, these T&Cs shall not be deemed to grant to you or to End Users either directly or by implication, estoppel, or otherwise, any license or right under any patents, copyrights, trademarks or trade secrets of Zebra or any third party.

3.1.3 End User Software License Agreements ( EULAs): You will include the Zebra’s End-User Software License Agreements available on www.zebra.com/partnerconnect-tc or any equivalent website thereof, with the current version provided herein, in all your transactions with End Users involving Software and Documentation.
4. Transactions with Government
All transactions with any government, governmental or regulatory entity or body, department, commission, board, agency or instrumentality of the United States of America and of any state, local or regional division thereof (hereinafter a “US Governmental Authority”) or any transaction in which a US Governmental Authority is the End User or is directly or indirectly providing funds for the transaction, whether through a prime contract or a subcontract thereunder or a grant or other transaction, shall be subject to the additional terms and conditions contained in the Transaction with Government, Sales to Government Attachment, posted at www.zebra.com/partnerconnect-tc or any equivalent website thereof, with the current version provided herein.